UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant                ☑

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☑    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

Lions Gate Entertainment Corp.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

FOR IMMEDIATE RELEASE

LIONSGATE ISSUES STATEMENT REGARDING

2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

SANTA MONICA, Calif. and VANCOUVER, Nov. 26, 2010 — Lionsgate (NYSE: LGF) today confirmed that it has received notice that Carl Icahn and certain of his affiliated entities (the “Icahn Group”) intend to nominate five individuals for election to Lionsgate’s Board of Directors at the Company’s 2010 Annual General Meeting of Shareholders, which will be held on Tuesday, December 14, 2010 at 10:00 am PT in Los Angeles, California.

The Company said:

Led by the current Board and management team, Lionsgate has achieved record revenues, major box office success, one of the strongest and most valuable filmed entertainment libraries in the industry, a vibrant television business, a dynamic and growing portfolio of channel platforms and an attractive worldwide distribution infrastructure. Lionsgate’s momentum is evident throughout all of the Company’s business and now is not the time to make a change.

Mr. Icahn has not articulated a vision for Lionsgate regarding how he would improve on these results and his nominees provide no further clarity on the critical issue of leading Lionsgate into the future.

The Lionsgate Board and management team are focused on leading Lionsgate and look forward to continuing to execute on its growth strategy for the benefit of all Lionsgate shareholders.  We encourage our shareholders to vote for the Company’s highly qualified nominees.

The Lionsgate Board urges shareholders to vote the WHITE proxy card to elect the Company’s highly qualified nominees and to discard any Icahn Group proxy materials.

Morgan Stanley is serving as financial advisor to Lionsgate and Heenan Blaikie LLP is serving as legal advisor. Perella Weinberg Partners LP is serving as financial advisor to the Special Committee of the Lionsgate Board of Directors and Wachtell, Lipton, Rosen & Katz is serving as U.S. legal advisor and Goodmans LLP is serving as Canadian legal advisor.

About Lionsgate

Lionsgate is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, channels, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets.   Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and “Running Wilde” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns”, “The Wendy Williams Show” and the recently announced “Are We There Yet?”.

Its feature film business has generated such recent hits as THE EXPENDABLES, which was #1 at the North American box office for two weeks this past summer, THE LAST EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which won two Academy Awards(R).   The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate.  Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a proxy statement with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with the annual meeting of shareholders and mailed such proxy statement to the shareholders of Lionsgate.  Lionsgate has also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and a directors’ circular with Canadian securities regulators regarding the Icahn Group’s pending unsolicited tender offer. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY, AS THEY CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the proxy statement, the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the annual meeting or the Icahn Group’s unsolicited tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov, or on the Canadian Securities Administrator’s website at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2010, and its amendment to such Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. To the extent that holders of Lionsgate securities have changed since the amounts printed in the amendment on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement filed with the SEC on November 19, 2010 and mailed to the shareholders of Lionsgate, and may be included in other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K filed with the SEC on June 1, 2010, as amended in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.

# # #

Contacts:

Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Joele Frank / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449